As filed with the Securities and Exchange Commission on March 13, 2014

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IGNYTA, INC.

(Exact name of registrant as specified in its charter)

Nevada	2834	59-3564984
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

11095 Flintkote Avenue, Suite D

San Diego, California 92121

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jonathan E. Lim, M.D.

President and Chief Executive Officer

11095 Flintkote Avenue, Suite D

San Diego, California 92121

(858) 255-5959

(Name, address, including zip code, and telephone number, including, area code, of agent for service)

Copies to:

Cheston J. Larson, Esq. Matthew T. Bush, Esq. Matthew W. Grant, Esq. Latham & Watkins LLP 12670 High Bluff Drive San Diego, California 92130 (858) 523-5400	William C. Hicks, Esq. Jeffrey P. Schultz, Esq. Merav Gershtenman, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center Boston, MA 02111 (617) 542-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ (File No. 333-194241)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee
Common Stock, $0.00001 par value per share	$9,190,513	$1,184

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act. Includes the offering price of additional shares that the underwriters have the option to purchase.
(2)	The shares being registered pursuant to this Registration Statement are in addition to the $46,000,000 of shares registered pursuant to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-194241).

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 relates to the public offering of common stock of Ignyta, Inc. contemplated by the Registration Statement on Form S-1 (File No. 333-194241), as amended (the “Prior Registration Statement”), declared effective on March 13, 2014 by the Securities and Exchange Commission, and is filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, solely to increase the aggregate offering price of shares to be offered in the public offering by $9,190,513, including the offering price of shares that the underwriters have the option to purchase. The contents of the Prior Registration Statement, including all exhibits thereto, are hereby incorporated by reference.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

IGNYTA, INC.

Date: March 13, 2014	By:	/S/ JONATHAN E. LIM, M.D.
Jonathan E. Lim, M.D.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JONATHAN E. LIM, M.D. Jonathan E. Lim, M.D.	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	March 13, 2014

/S/ ZACHARY HORNBY Zachary Hornby	Chief Financial Officer, Vice President, Corporate Development (Principal Financial and Accounting Officer)	March 13, 2014

* Alexander Casdin	Director	March 13, 2014

* Heinrich Dreismann, Ph.D.	Director	March 13, 2014

James Freddo, M.D.	Director

James Bristol, Ph.D.	Director

*Pursuant to Power of Attorney

By:	/S/ JONATHAN E. LIM, M.D.
Jonathan E. Lim, M.D.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

5.1	Opinion of McDonald Carano Wilson LLP.

23.1	Consent of Mayer Hoffmann McCann P.C.

23.2	Consent of McDonald Carano Wilson LLP (contained in Exhibit 5.1).

24.1**	Power of Attorney.

**	Filed with Ignyta, Inc.’s Registration Statement on Form S-1 (File No. 333-194241) on February 28, 2014.